Exhibit 10.1

Execution Version

UDOT CTL-Funding, LLC

$195,934,487.65 6.84% Senior Secured Note due November 15, 2034

NOTE PURCHASE AGREEMENT

Dated as of October 22, 2025

UDOT CTL-Funding, LLC

12755 East 9 Mile Road

Warren, Michigan 48089

NOTE PURCHASE AGREEMENT

Re: 6.84% Senior Secured Note due November 15, 2034

Dated as of
October 22, 2025

Wilmington Trust, National Association,

as Trustee of the Ford (Stanton, TN)

Lease-Backed Pass-Through Trust
One Light Street, 15th Floor

Mail Code: MD2-L140

Baltimore, Maryland 21202

Attention: Corporate Trust Department

UDOT CTL-Funding, LLC, a limited liability company organized under the laws of the State of Tennessee (the “Company”), agrees with you as follows:

Section 1.
DESCRIPTION OF NOTE AND COMMITMENT.
Section 1.1
Nature of Financing. The Company desires to borrow funds and to secure repayment of such borrowing with the Company’s interest in the Granted Property described in the Deed of Trust (as hereinafter defined) and the rental payments due and payable under that certain Composite Sublease dated as of August 12, 2024 between Universal Development of Tennessee, LLC, a Tennessee limited liability company (“UDOT”) and Ford Motor Company, a Delaware corporation (the “Tenant”), as assigned by that certain Assignment of Composite Sublease Agreement dated as of October 22, from UDOT to the Company (collectively, as may be heretofore or hereafter otherwise amended, modified or supplemented, the “Composite Sublease”). Tenant leased certain real property pursuant to that certain Facility Lease Agreement, dated as of August 12, 2024, from the State of Tennessee, acting by and through the Megasite Authority of West Tennessee, as lessor (the “Authority”) (as may be heretofore or hereafter otherwise amended, modified or supplemented, the “Prime Lease”), which Tenant subleased to the Company under the Composite Sublease and which the Company sub-subleased back to the Tenant under the Composite Sublease.
Section 1.2
Description of Note. In order to provide for the financing, the Company will authorize the issuance and sale of its 6.84% Senior Secured Note due November 15, 2034 in the original principal amount of $195,934,487.65 (the “Note”). The Note will accrue interest from the date of issue through and including November 15, 2034 at the rate of 6.84% per annum as

UDOT CTL-Funding, LLC Note Purchase Agreement

provided in the amortization schedule attached as Annex I to the Note. The Note will be substantially in the form attached hereto as Exhibit A. Interest on the Note will be computed on the basis of a 360-day year of twelve 30-day months. You, the above addressee, are hereinafter sometimes referred to as the “Purchaser.” The scheduled monthly payments set forth in Annex I attached to the Note is sometimes referred to herein as the “Scheduled Payments.” If any Scheduled Payment date on the Note is not a Business Day, the applicable payment shall be due and payable on the first Business Day immediately following such scheduled payment date.
Section 1.3
Security for the Note. The Note will be secured by, among other things, (i) a Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement dated as of the date hereof (the “Deed of Trust”) from the Company for the benefit of the Purchaser that creates, subject to the Permitted Encumbrances, a valid and perfected first mortgage lien on the Granted Property, together with the buildings, structures and improvements now or hereafter located thereon as and to the extent set forth in the Composite Sublease, and assigning the Company’s right, title and interest in and to the Composite Sublease therein described and (ii) the Assignment of Leases and Rents dated as of the date hereof from the Company to the Purchaser (the “Assignment of Leases and Rents”).
Section 1.4
Sale of Note. Subject to the terms and conditions herein contained and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you and you agree to purchase from the Company on the Closing Date hereinafter specified, the Note. The Note will be delivered to you on the date hereof (the “Closing Date”). Delivery of the Note on the Closing Date will be made at the offices of Chapman and Cutler LLP, 320 South Canal Street, Suite 2700, Chicago, Illinois 60606 against payment therefor in Federal or other funds currently and immediately available which shall be pursuant to written payment instructions delivered by the Company to you prior to the Closing Date. The Note will be delivered to you on the Closing Date in the principal amount then to be purchased by you, registered in your name or in the name of such nominee as specified on Schedule I attached to the Escrow and Servicing Agreement.
Section 1.5
Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Deed of Trust.
Section 2.
REPRESENTATIONS.
Section 2.1
Representations of the Company. The Company represents and warrants that all representations set forth in Exhibit B hereto are true and correct as of the Closing Date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties shall be correct as of such time) and are hereby incorporated herein by reference with the same force and effect as though herein set forth in full.
Section 2.2
Representations of the Purchaser. You represent that you are purchasing the Note for your own account, for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating, or otherwise disposing of the Note , it being understood that the disposition of your property shall at all times be and remain within your control. You are issuing the Certificates (as defined in the Trust Agreement) created by and pursuant to the Trust Agreement.

UDOT CTL-Funding, LLC Note Purchase Agreement

Section 3.
CLOSING CONDITIONS.

Your obligation to purchase and pay for the Note shall be subject to the following conditions precedent:

Section 3.1
Execution and Recordation of Agreements. (a) On or prior to the Closing Date the following documents, in a form satisfactory to you and Special Counsel (hereinafter defined), shall have been duly executed, acknowledged and delivered by all parties thereto, and shall be in full force and effect:
(i)
the Deed of Trust;
(ii)
the Assignment of Leases and Rents;
(iii)
this Note Purchase Agreement (this “Agreement”);
(iv)
the Escrow and Servicing Agreement with Wilmington Trust, National Association;
(v)
the Indemnity and Guaranty Agreement;
(vi)
the Hazardous Material Indemnity Agreement;
(vii)
the Composite Sublease;
(viii)
the Prime Lease;
(ix)
the Note;
(x)
the SNDA Agreement; and
(xi)
the Leasehold Recognition Agreement.
(b)
On or prior to the Closing Date, the foregoing documents described in Section 3.1(a)(i), (ii), (x) and (xi), and all necessary financing statements and similar notices, if and to the extent permitted or required by applicable law, shall have been recorded or filed for record in each public office wherein such recording or filing is deemed necessary or appropriate by you and Special Counsel to perfect the liens thereof as against creditors of or purchasers from the Company, the Authority and the Tenant. Without limiting the foregoing, all taxes, fees and other charges in connection with the execution, delivery, recording and filing of the foregoing instruments shall have been paid by the Company or allowance therefor shall have been made by the Company.
Section 3.2
Delivery of Closing Items. On or prior to the Closing Date the Company shall have delivered (or you shall have otherwise received) the following items in a form satisfactory to you and Special Counsel:
(a)
Tenant Estoppel Certificate;

UDOT CTL-Funding, LLC Note Purchase Agreement

(b)
ALTA “as-built” survey;
(c)
Title Commitment from a title company acceptable to you;
(d)
Phase I Environmental Assessment (no more than six months old);
(e)
MAI Appraisal (no more than six months old);
(f)
Legal opinion of Chapman and Cutler LLP, special counsel for the beneficial holders of the loan evidenced by the Note (“Special Counsel”), in the form of Exhibit C hereto;
(g)
Legal opinion of one or more counsel for the Company, substantially in compliance with the requirements of Exhibit D hereto and otherwise satisfactory to Special Counsel;
(h)
Evidence of any other insurance required by Section 2.15 of the Deed of Trust or the Composite Sublease or Prime Lease;
(i)
Letter directing Tenant to make all Composite Sublease payments to the Escrow Agent (signed by the Company);
(j)
Zoning Report;
(k)
Lease certificate from the Company;
(l)
Copy of the Composite Sublease;
(m)
Copy of the Prime Lease;
(n)
Copy of the PILOT Agreement;
(o)
The Operative Agreements (as defined in the Deed of Trust);
(p)
Such documents and evidence to establish the existence and good standing of the Company and the authorization of the transactions contemplated by the Operative Agreements; and
(q)
All other items described on the closing checklist that is part of the closing memorandum prepared by special counsel to the Purchasers delivered in connection with this Agreement.
Section 3.3
Payment of Special Counsel Fees and Expenses. On or prior to the Closing Date, the Company shall have paid all reasonable fees and disbursements of Special Counsel, as reflected in the statement of such Special Counsel delivered prior to the date of required payment.
Section 3.4
Waiver of Conditions. If on the Closing Date, the Company fails to tender the Note or if the conditions specified in this Section 3 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing,

UDOT CTL-Funding, LLC Note Purchase Agreement

if the conditions specified in this Section 3 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. If you choose to proceed with closing on the Closing Date, the conditions precedent specified in this Section 3 shall be deemed to have been satisfied or waived. Subject to the immediately preceding sentence, nothing in this Section 3.4 shall operate to relieve the Company of any of its respective obligations hereunder or to waive any of your rights against the Company.
Section 4.
MISCELLANEOUS.
Section 4.1
Transfer of Note. At any time and from time to time the holder of the Note may transfer the Note either (i) by delivery to the Company of written notice of such transfer together with a copy of the instrument of transfer and specifying the name and address of the transferee or (ii) upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such holder or its attorney authorized in writing.
Section 4.2
Loss, Theft, Etc. of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of such Note , the Company will make and deliver with five (5) Business Days a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such reissuance. If the Purchaser or any other institutional investor is the owner of any such lost, stolen or destroyed Note, then the affidavit of the President, a Vice President or other responsible officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no indemnity shall be required as a condition to execution and delivery of new Note other than the written agreement of such owner to indemnify and hold the Company harmless from all liability, claims, costs and expenses incurred as a result of the lost, stolen or destroyed Note.
Section 4.3
Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of the Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of the Note is cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent shall extend to or affect any obligation or right not expressly waived or consented to.
Section 4.4
Notices. All communications provided for hereunder shall be in writing and mailed by registered or certified mail or by prepaid overnight air courier and if to you, addressed to you at the address set forth in Section 13 of the Escrow Agreement, or if to the Company, addressed to the Company as follows:

UDOT CTL-Funding, LLC

12755 E. Nine Mile Road

UDOT CTL-Funding, LLC Note Purchase Agreement

Warren, Michigan 48089

Attention: Jude M. Beres

Email: JBeres@universallogistics.com

With a copy to:

Vistula PLC

100 Maple Park Boulevard, Suite 110

Saint Clair Shores, Michigan 48089

Attention: Edwin J. Lukas

Email: lukas@vistulalaw.com

or to such other address as you or the Company shall designate by written notice to the other.

Section 4.5
Reproduction of Documents. The Operative Agreements and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of your purchase of the Note (except the Note themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent such reproduction is properly authenticated in accordance with the applicable rules of evidence, (a) any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and (b) any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 4.6
Counterparts. This Agreement may be executed in any number of counterparts, each counterpart constituting an original but all together only one Agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission (including in portable document format (PDF)) shall be effective as physical delivery of a manually executed counterpart of this Agreement. Each party hereby confirms (i) that it has agreed to conduct the transaction evidenced by this Agreement, as applicable, by electronic means; (ii) that delivery of this Agreement may be evidenced by electronic mail, facsimile, or other electronic transmission; and (iii) that its Electronic Signature (as such term is defined immediately below) to this Agreement, and to other contemporaneous transaction documents associated with this Agreement, is the legal equivalent of a manual signature. The term “Electronic Signature” means (a) a party’s manually executed signature page, delivered by such party in scanned or other digital form (such as via a .PDF file) from the signing party’s customary email address (or other mutually agreed‑upon authenticated source); or (b) a party’s digital signature executed using a mutually agreed‑upon digital signature service provider, in the form customarily processed and provided by such digital signature service provider. Notwithstanding the foregoing, if any party shall request manually signed counterpart signatures to this Agreement, each party hereto agrees to use its reasonable endeavors to provide such manually signed counterpart within thirty (30) days of such request or such longer period as the parties may agree.

UDOT CTL-Funding, LLC Note Purchase Agreement

Section 4.7
Successors and Assigns; Survival of Representations. This Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants, representations and warranties made by the Company and the Purchaser herein and made by the Company in any certificates delivered pursuant hereto, whether or not in connection with the closing, shall survive the closing and the delivery of this Agreement and the Note.
Section 4.8
Entire Agreement; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Should any part of this Agreement for any reason be declared invalid, to the fullest extent permitted by law, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.
Section 4.9
Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law provisions. The Company agrees to the jurisdiction of any federal court located in the borough of Manhattan in the State of New York and waives any objection based on forum non conveniens, and any objection to venue of any action instituted in any of the aforementioned courts.
Section 4.10
Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
Section 4.11
Concerning the Purchaser. Notwithstanding anything contained herein or in the other Operative Agreements to the contrary, it is expressly understood and agreed by the parties hereto that, (a) this Agreement is executed and delivered by the Purchaser not in its individual or personal capacity but solely in its capacity as Trustee under the Trust Agreement (as defined in the Deed of Trust) on behalf of the Trust (as defined in the Trust Agreement), in the exercise of the powers and authority conferred and vested in it as Trustee under the Trust Agreement, subject to the rights, protections, indemnities and limitations from liability afforded to the Trustee thereunder, all of which are fully incorporated herein and made a part hereof in their entirety as though fully set forth herein; (b) in no event shall Wilmington Trust, National Association, in its individual or personal capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust (or on behalf of the Trust) hereunder, as to all of which recourse shall be had solely to the Trust Property of the Trust; (c) nothing contained herein shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (d) under no circumstances shall Wilmington Trust, National Association, be individually or personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or, except as set forth in Section 6.01(c) of the Trust Agreement, be individually or personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by the Purchaser, the Trustee or the Trust hereunder.

UDOT CTL-Funding, LLC Note Purchase Agreement

Section 4.12
[Reserved].
Section 4.13
Direction of Trustee.

(a) Notwithstanding anything contained herein, it is expressly understood and agreed by the parties hereto that Purchaser is acting as a trustee and whenever any consent, approval, discretion, calculation or other action of the Purchaser is contemplated hereby, Purchaser may act in accordance with the instructions of the appropriate percentage of certificate holders (pursuant to the Trust Agreement), or otherwise in accordance with the terms and provisions of the documents creating and relative to the administration of the Trust, and not on its own discretion.

(b) By accepting or approving anything required to be observed, performed or fulfilled by the Company or to be given to the Trustee pursuant to this Agreement, including, without limitation, any certificate, balance sheet, statement of profit and loss or other financial statement, survey, receipt, appraisal or insurance policy, the Trustee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by the Trustee.

(c) The Trustee shall not be liable for any act or omission by it pursuant to the provisions of this Agreement, its gross negligence or willful misconduct (or ordinary negligence in connection with the handing of funds). The Trustee shall not incur any liability to the Company or any other party in connection with the acts or omissions of the Trustee in reliance upon any certificate or other paper believed by the Trustee to be genuine or with respect to any other thing which the Trustee may do or refrain from doing, unless such act or omission amounts to gross negligence or willful misconduct (or ordinary negligence in connection with the handling of funds) by the Trustee. In connection with the performance of its duties pursuant to this Agreement, the Trustee may consult with counsel of its own selection, and anything which the Trustee may do or refrain from doing, in good faith, in reliance upon the opinion of such counsel shall be full justification and protection to the Trustee.

Section 4.14
Waiver of Trial by Jury. Each of the Purchaser and the Company hereby waives, to the fullest extent permitted by law, the right to trial by jury in any action, proceeding or counterclaim, whether in contract, tort or otherwise, relating directly or indirectly to the loan evidenced by the Note, the application for the extension of credit evidenced by the Note , the Deed of Trust or the other Operative Agreements.
Section 4.15
Agreement Re: Make-Whole Amount. The parties hereto agree, notwithstanding anything to the contrary set forth in any of the Operative Agreements, as follows:

(a) if the Note is accelerated as a result of an Event of Default (including, without limitation, an Event of Default described in Section 5.1(k) of the Deed of Trust), the principal, accrued unpaid interest and Make-Whole Amount payable on the Note so accelerated shall equal the principal, accrued unpaid interest and Make-Whole Amount

UDOT CTL-Funding, LLC Note Purchase Agreement

payable in connection with an optional prepayment of the Note under Section 2.12(b) or Section 2.13(c) of the Deed of Trust;

(b) any payment on the Note after an acceleration as a result of an Event of Default (including, without limitation, an Event of Default described in Section 5.1(k) of the Deed of Trust), shall be treated as an optional prepayment triggering the obligation to pay the Make-Whole Amount;

(c) the Make-Whole Amount is liquidated damages and a reasonable approximation of the damages to be suffered by Purchaser in the event of payments prior to the original scheduled payments set forth in the payment schedule set forth on the Note;

(d) the Company hereby waives any provision of any present or future statute, court ruling or law that may prohibit the collection of the Make-Whole Amount in connection with an acceleration as a result of an Event of Default;

(e) the Purchaser shall have the right to rescind any acceleration of the Note including, without limitation any acceleration caused by an Event of Default described under Section 5.1(k) of the Deed of Trust;

(f) the Make-Whole Amount is reasonable and the product of an arm’s length negotiation;

(g) the Make-Whole Amount shall be payable notwithstanding the then prevailing market rates at the time of calculation or payment;

(h) there has been a course of conduct between the Company and the Purchaser and such parties gave specific consideration for the agreement to pay the Make-Whole Amount;

(i) the Company’s agreement to pay the Make-Whole Amount to the Purchaser was a material inducement for the Purchaser to purchase the Note; and

(j) the Make-Whole Amount is consideration for the Note and part of an inducement to the Purchaser to purchase the Note.

For the sake of clarity, no Make-Whole Amount shall be due in connection with any prepayment of the Note resulting from a casualty or condemnation event.

SECTION 5. Confidential Information.

For the purposes of this Section 5, “Confidential Information” means information delivered to the Purchaser or any Beneficial Holder (as defined below) by or on behalf of the Company or any Affiliate of the Company or the Tenant or any Affiliate of the Tenant (herein, the “Disclosing Person”) in connection with the transactions contemplated by or otherwise pursuant to the Operative Agreements that is (i) proprietary in nature and that was clearly marked or labeled or

UDOT CTL-Funding, LLC Note Purchase Agreement

otherwise adequately identified when received by the Purchaser or such Beneficial Holder as being confidential information of such Disclosing Person, or (ii) information prepared by Tenant or an Affiliate of Tenant with respect to the financial condition of Tenant and/or Tenant’s Affiliates, provided that Confidential Information does not include information that (a) was publicly known or otherwise known to the Purchaser or such Beneficial Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Purchaser or such Beneficial Holder or any Person acting on the Purchaser’s or such Beneficial Holder’s behalf, (c) otherwise becomes known to such Purchaser or such Beneficial Holder other than through disclosure by such Disclosing Person or (d) constitutes financial statements delivered to the Purchaser or such Beneficial Holder under the Composite Sublease that are otherwise publicly available. The Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by the Purchaser to protect confidential information of third parties delivered to the Purchaser, provided that the Purchaser may deliver or disclose Confidential Information to (i) its affiliates or its or its affiliates’ respective directors, officers, employees, agents, attorneys, related funds, investors, and trustees (to the extent such disclosure reasonably relates to the administration of the investment represented by the Note), (ii) its auditors, financial advisors and other professional advisors who shall be directed to hold confidential the Confidential Information substantially in accordance with this Section 5, (iii) any holder of a Trust Certificate or of a participation interest or other beneficial interest in the Operative Agreements (a “Beneficial Holder”) that shall be directed to hold confidential the Confidential Information substantially in accordance with this Section 5, (iv) any person to which the Purchaser or such Beneficial Holder sells or offers to sell the Note or any part thereof or any participation or interest therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 5), (v) any Person from which the Purchaser or such Beneficial Holder offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 5), (vi) any federal or state regulatory authority having jurisdiction over the Purchaser or such Beneficial Holder, (vii) the National Association of Insurance Commissioners or the Securities Valuation Office of the National Association of Insurance Commissioners or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about the Purchaser’s or such Beneficial Holder’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to the Purchaser or such Beneficial Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which the Purchaser or such Beneficial Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent the Purchaser or such Beneficial Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Note or any beneficial interest therein, or under any other Operative Agreements.

[Signature Pages Follow]

UDOT CTL-Funding, LLC Note Purchase Agreement

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Note Purchase Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

UDOT CTL-Funding, LLC, a Tennessee limited liability company

By:	/s/ Jude M. Beres
Name:	Jude M. Beres
Title:	President

UDOT CTL-Funding, LLC Note Purchase Agreement

The foregoing Agreement is hereby confirmed and accepted.

Wilmington Trust, National Association, as Trustee

By:	/s/ Sarah A. Stokes
Name:	Sarah A. Stokes
Title:	Vice President

UDOT CTL-Funding, LLC, a Tennessee limited liability company

6.84% Senior Secured Note, Due November 15, 2034

No. A-1 October 22, 2025
$195,934,487.65

UDOT CTL-Funding, LLC, a Tennessee limited liability company (the “Company”), for value received, hereby promises to pay to or to the order of Wilmington Trust, National Association, as Trustee or registered assigns, the original principal amount of One Hundred Ninety-Five Million Nine Hundred Thirty-Four Thousand Four Hundred Eighty-Seven and 65/100 dollars ($195,934,487.65), together with interest from the date hereof until maturity at the rate of 6.84% per annum (computed on the basis of a 360-day year of 12 consecutive 30-day months) in installments as provided in the amortization schedule attached hereto as Annex I.

The Company further promises to pay interest at the rate of 11.84% (the “Default Rate”) per annum (i) on each overdue installment of principal, premium, if any, and (to the extent legally enforceable) upon each overdue installment of interest in each case from and after the due date of each such installment, whether by acceleration or otherwise, until paid and (ii) during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount. Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the holder hereof at the address set forth on page 1 of the Note Purchase Agreement described below, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing. If any scheduled payment date on this Note is not a Business Day, the applicable payment shall be due and payable on the first Business Day immediately following such scheduled payment date.

This Note is issued under and pursuant to the terms and provisions of the Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”) entered into by the Company with Wilmington Trust, National Association, as Trustee (the “Purchaser”) and secured by the Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement dated as of the date hereof (the “Deed of Trust”) from the Company for the benefit of the Purchaser in respect of the Granted Property described therein and the Composite Sublease Agreement dated as of August 12, 2024 between Universal Development of Tennessee, LLC, a Tennessee limited liability company (“UDOT”) and Ford Motor Company, a Delaware corporation (the “Tenant”), as assigned by that certain Assignment of Composite Sublease Agreement dated as of October 22, 2025, from UDOT to the Company (collectively, as may be heretofore or hereafter otherwise amended, modified or supplemented, the “Composite Sublease”) and the Facility Lease Agreement, dated as of August 12, 2024, between the State of Tennessee, acting by and through the Megasite Authority of West Tennessee, as lessor (the “Authority”) and Tenant, as lessee (as may be heretofore or hereafter otherwise amended, modified or supplemented, the “Prime Lease”). This Note and the holder hereof are entitled to all the benefits provided for by the Note Purchase Agreement, the Deed of Trust and the other Operative

EXHIBIT A

(to Note Purchase Agreement)

Agreements, to which Note Purchase Agreement, Deed of Trust and Operative Agreements reference is hereby made for the statement thereof, including a description of the Granted Property, the nature and extent of the security and the rights of the holder of the Note and of the Company in respect thereof. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Deed of Trust.

Interest on the indebtedness hereunder shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the indebtedness hereunder or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be cancelled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the indebtedness hereunder or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this Note and all other instruments concerning the Indebtedness Hereby Secured.

If not sooner due and payable pursuant to the terms of the Deed of Trust, the entire indebtedness evidenced by this Note shall be due and payable on November 15, 2034.

This Note may be declared due prior to November 15, 2034, voluntary prepayments may be made thereon by the Company and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Deed of Trust.

[Signatures on Following Page]

A-2

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law provisions.

UDOT CTL-Funding, LLC, a Tennessee limited liability company

By:	/s/ Jude M. Beres
Name:	Jude M. Beres
Title:	President

ANNEX I

AMORTIZATION SCHEDULE

ANNEX I

(to Note)

DS Payment Date	DS Payment	Principal	Interest	End Balance
6.84%				$195,934,487.65
11/15/25	2,418,389.61	(1,301,563.03)	(1,116,826.58)	194,632,924.62
12/15/25	2,418,389.61	(1,308,981.94)	(1,109,407.67)	193,323,942.68
1/15/26	2,418,389.61	(1,316,443.14)	(1,101,946.47)	192,007,499.54
2/15/26	2,418,389.61	(1,323,946.86)	(1,094,442.75)	190,683,552.68
3/15/26	2,418,389.61	(1,331,493.36)	(1,086,896.25)	189,352,059.32
4/15/26	2,418,389.61	(1,339,082.87)	(1,079,306.74)	188,012,976.45
5/15/26	2,418,389.61	(1,346,715.64)	(1,071,673.97)	186,666,260.81
6/15/26	2,418,389.61	(1,354,391.92)	(1,063,997.69)	185,311,868.89
7/15/26	2,418,389.61	(1,362,111.96)	(1,056,277.65)	183,949,756.93
8/15/26	2,418,389.61	(1,369,876.00)	(1,048,513.61)	182,579,880.93
9/15/26	2,418,389.61	(1,377,684.29)	(1,040,705.32)	181,202,196.64
10/15/26	2,418,389.61	(1,385,537.09)	(1,032,852.52)	179,816,659.55
11/15/26	2,418,389.61	(1,393,434.65)	(1,024,954.96)	178,423,224.90
12/15/26	2,418,389.61	(1,401,377.23)	(1,017,012.38)	177,021,847.67
1/15/27	2,418,389.61	(1,409,365.08)	(1,009,024.53)	175,612,482.59
2/15/27	2,418,389.61	(1,417,398.46)	(1,000,991.15)	174,195,084.13
3/15/27	2,418,389.61	(1,425,477.63)	(992,911.98)	172,769,606.50
4/15/27	2,418,389.61	(1,433,602.85)	(984,786.76)	171,336,003.65
5/15/27	2,418,389.61	(1,441,774.39)	(976,615.22)	169,894,229.26
6/15/27	2,418,389.61	(1,449,992.50)	(968,397.11)	168,444,236.76
7/15/27	2,418,389.61	(1,458,257.46)	(960,132.15)	166,985,979.30
8/15/27	2,418,389.61	(1,466,569.53)	(951,820.08)	165,519,409.77
9/15/27	2,418,389.61	(1,474,928.97)	(943,460.64)	164,044,480.80
10/15/27	2,418,389.61	(1,483,336.07)	(935,053.54)	162,561,144.73
11/15/27	2,418,389.61	(1,491,791.09)	(926,598.52)	161,069,353.64
12/15/27	2,418,389.61	(1,500,294.29)	(918,095.32)	159,569,059.35
1/15/28	2,418,389.61	(1,508,845.97)	(909,543.64)	158,060,213.38
2/15/28	2,418,389.61	(1,517,446.39)	(900,943.22)	156,542,766.99
3/15/28	2,418,389.61	(1,526,095.84)	(892,293.77)	155,016,671.15
4/15/28	2,418,389.61	(1,534,794.58)	(883,595.03)	153,481,876.57
5/15/28	2,418,389.61	(1,543,542.91)	(874,846.70)	151,938,333.66
6/15/28	2,418,389.61	(1,552,341.11)	(866,048.50)	150,385,992.55
7/15/28	2,418,389.61	(1,561,189.45)	(857,200.16)	148,824,803.10
8/15/28	2,418,389.61	(1,570,088.23)	(848,301.38)	147,254,714.87
9/15/28	2,418,389.61	(1,579,037.74)	(839,351.87)	145,675,677.13
10/15/28	2,418,389.61	(1,588,038.25)	(830,351.36)	144,087,638.88
11/15/28	2,418,389.61	(1,597,090.07)	(821,299.54)	142,490,548.81
12/15/28	2,418,389.61	(1,606,193.48)	(812,196.13)	140,884,355.33
1/15/29	2,418,389.61	(1,615,348.78)	(803,040.83)	139,269,006.55
2/15/29	2,418,389.61	(1,624,556.27)	(793,833.34)	137,644,450.28
3/15/29	2,418,389.61	(1,633,816.24)	(784,573.37)	136,010,634.04
4/15/29	2,418,389.61	(1,643,129.00)	(775,260.61)	134,367,505.04
5/15/29	2,418,389.61	(1,652,494.83)	(765,894.78)	132,715,010.21

A-2

6/15/29	2,418,389.61	(1,661,914.05)	(756,475.56)	131,053,096.16
7/15/29	2,418,389.61	(1,671,386.96)	(747,002.65)	129,381,709.20
8/15/29	2,418,389.61	(1,680,913.87)	(737,475.74)	127,700,795.33
9/15/29	2,418,389.61	(1,690,495.08)	(727,894.53)	126,010,300.25
10/15/29	2,418,389.61	(1,700,130.90)	(718,258.71)	124,310,169.35
11/15/29	2,418,389.61	(1,709,821.64)	(708,567.97)	122,600,347.71
12/15/29	2,418,389.61	(1,719,567.63)	(698,821.98)	120,880,780.08
1/15/30	2,418,389.61	(1,729,369.16)	(689,020.45)	119,151,410.92
2/15/30	2,418,389.61	(1,739,226.57)	(679,163.04)	117,412,184.35
3/15/30	2,418,389.61	(1,749,140.16)	(669,249.45)	115,663,044.19
4/15/30	2,418,389.61	(1,759,110.26)	(659,279.35)	113,903,933.93
5/15/30	2,418,389.61	(1,769,137.19)	(649,252.42)	112,134,796.74
6/15/30	2,418,389.61	(1,779,221.27)	(639,168.34)	110,355,575.47
7/15/30	2,418,389.61	(1,789,362.83)	(629,026.78)	108,566,212.64
8/15/30	2,418,389.61	(1,799,562.20)	(618,827.41)	106,766,650.44
9/15/30	2,418,389.61	(1,809,819.70)	(608,569.91)	104,956,830.74
10/15/30	2,418,389.61	(1,820,135.67)	(598,253.94)	103,136,695.07
11/15/30	2,418,389.61	(1,830,510.45)	(587,879.16)	101,306,184.62
12/15/30	2,418,389.61	(1,840,944.36)	(577,445.25)	99,465,240.26
1/15/31	2,418,389.61	(1,851,437.74)	(566,951.87)	97,613,802.52
2/15/31	2,418,389.61	(1,861,990.94)	(556,398.67)	95,751,811.58
3/15/31	2,418,389.61	(1,872,604.28)	(545,785.33)	93,879,207.30
4/15/31	2,418,389.61	(1,883,278.13)	(535,111.48)	91,995,929.17
5/15/31	2,418,389.61	(1,894,012.81)	(524,376.80)	90,101,916.36
6/15/31	2,418,389.61	(1,904,808.69)	(513,580.92)	88,197,107.67
7/15/31	2,418,389.61	(1,915,666.10)	(502,723.51)	86,281,441.57
8/15/31	2,418,389.61	(1,926,585.39)	(491,804.22)	84,354,856.18
9/15/31	2,418,389.61	(1,937,566.93)	(480,822.68)	82,417,289.25
10/15/31	2,418,389.61	(1,948,611.06)	(469,778.55)	80,468,678.19
11/15/31	2,418,389.61	(1,959,718.14)	(458,671.47)	78,508,960.05
12/15/31	2,418,389.61	(1,970,888.54)	(447,501.07)	76,538,071.51
1/15/32	2,418,389.61	(1,982,122.60)	(436,267.01)	74,555,948.91
2/15/32	2,418,389.61	(1,993,420.70)	(424,968.91)	72,562,528.21
3/15/32	2,418,389.61	(2,004,783.20)	(413,606.41)	70,557,745.01
4/15/32	2,418,389.61	(2,016,210.46)	(402,179.15)	68,541,534.55
5/15/32	2,418,389.61	(2,027,702.86)	(390,686.75)	66,513,831.69
6/15/32	2,418,389.61	(2,039,260.77)	(379,128.84)	64,474,570.92
7/15/32	2,418,389.61	(2,050,884.56)	(367,505.05)	62,423,686.36
8/15/32	2,418,389.61	(2,062,574.60)	(355,815.01)	60,361,111.76
9/15/32	2,418,389.61	(2,074,331.27)	(344,058.34)	58,286,780.49
10/15/32	2,418,389.61	(2,086,154.96)	(332,234.65)	56,200,625.53
11/15/32	2,418,389.61	(2,098,046.04)	(320,343.57)	54,102,579.49
12/15/32	2,418,389.61	(2,110,004.91)	(308,384.70)	51,992,574.58
1/15/33	2,418,389.61	(2,122,031.93)	(296,357.68)	49,870,542.65
2/15/33	2,418,389.61	(2,134,127.52)	(284,262.09)	47,736,415.13

A-3

3/15/33	2,418,389.61	(2,146,292.04)	(272,097.57)	45,590,123.09
4/15/33	2,418,389.61	(2,158,525.91)	(259,863.70)	43,431,597.18
5/15/33	2,418,389.61	(2,170,829.51)	(247,560.10)	41,260,767.67
6/15/33	2,418,389.61	(2,183,203.23)	(235,186.38)	39,077,564.44
7/15/33	2,418,389.61	(2,195,647.49)	(222,742.12)	36,881,916.95
8/15/33	2,418,389.61	(2,208,162.68)	(210,226.93)	34,673,754.27
9/15/33	2,418,389.61	(2,220,749.21)	(197,640.40)	32,453,005.06
10/15/33	2,418,389.61	(2,233,407.48)	(184,982.13)	30,219,597.58
11/15/33	2,418,389.61	(2,246,137.90)	(172,251.71)	27,973,459.68
12/15/33	2,418,389.61	(2,258,940.89)	(159,448.72)	25,714,518.79
1/15/34	2,418,389.61	(2,271,816.85)	(146,572.76)	23,442,701.94
2/15/34	2,418,389.61	(2,284,766.21)	(133,623.40)	21,157,935.73
3/15/34	2,418,389.61	(2,297,789.38)	(120,600.23)	18,860,146.35
4/15/34	2,418,389.61	(2,310,886.78)	(107,502.83)	16,549,259.57
5/15/34	2,418,389.61	(2,324,058.83)	(94,330.78)	14,225,200.74
6/15/34	2,418,389.61	(2,337,305.97)	(81,083.64)	11,887,894.77
7/15/34	2,418,389.61	(2,350,628.61)	(67,761.00)	9,537,266.16
8/15/34	2,418,389.61	(2,364,027.19)	(54,362.42)	7,173,238.97
9/15/34	2,418,389.61	(2,377,502.15)	(40,887.46)	4,795,736.82
10/15/34	2,418,389.61	(2,391,053.91)	(27,335.70)	2,404,682.91
11/15/34	2,418,389.61	(2,404,682.91)	(13,706.70)	0.00

A-4

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to you, as of the date hereof, as follows:

1. Subsidiaries. The Company has no Subsidiaries.

2. Organization and Authority. (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee. The Company has all requisite power and authority to enter into or perform its obligations under the Operative Agreements to which it is a party and the Note and to incur the indebtedness evidenced thereby.

(a) The Company is a single purpose entity organized solely for the purpose of acquiring, owning, financing, selling, developing and leasing the Granted Property, as set forth in the Operative Agreements.

(b) The Company has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

(c) Except in connection with the maintenance of the Company’s formation documents and good standing in the Company’s state of formation, the Company is not transacting business in any jurisdiction other than Tennessee.

3. Indebtedness. The Company has no indebtedness, guaranties, liabilities or other obligations other than pursuant to the Operative Agreements and as otherwise permitted in the Deed of Trust.

4. Full Disclosure. None of the written statements furnished to you by the Company or any person, agent or other entity authorized or employed by the Company as financial advisor, agent, broker, dealer or otherwise in connection with the offering or sale of the Note and furnished by the Company or any such person, agent or other entity to you expressly on behalf of the Company in connection with the negotiation of the transactions contemplated by the Note Purchase Agreement, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not materially misleading in light of the circumstances under which they were made, except that the foregoing representation and warranty in this sentence is given to the knowledge of the Company to the extent that it pertains to the Tenant or the Granted Property. Except as has been disclosed to you in writing, there is no fact peculiar to the Company which is known to the Company which could reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on the properties, business, operations, profits or financial condition of the Company, taken as a whole, or the ability of the Company to perform its obligations under the Operative Agreements to which it is a party or the Note.

5. Pending Litigation. There are no proceedings pending, or to the knowledge of the Company, threatened against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company is not in default with

EXHIBIT B

(to Note Purchase Agreement)

respect to any order of any court or governmental authority or arbitration board or tribunal which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6. Title to Properties. The Company has good and marketable title in the leasehold estate to the Granted Property subject to Permitted Encumbrances and the matters set forth in the commitment for the Title Insurance Policy.

7. Sale is Legal and Authorized. The sale of the Note and compliance by the Company with all of the provisions of the Operative Agreements to which it is a party and the Note:

(a) are within the limited liability company powers of the Company;

(b) will not violate any provisions of any law or any order of any court or governmental authority or agency applicable to the Company and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Organizational Documents of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company; and

(c) have been duly authorized by proper action on the part of the Company (no further action by the shareholders, owners, members or partners of the Company being required by law, the Organizational Documents of the Company or otherwise), and the Operative Agreements to which it is a party and the Note have been executed and delivered by the Company and constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws of general application relating to or affecting creditors rights and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

The term “Organizational Documents” of any entity shall mean (a) in the case of a corporation, the articles or certificate of incorporation and the by-laws of such corporation, (b) in the case of a limited liability company, the certificate of existence, certificate of formation or articles of organization and the operating agreement of such limited liability company, (c) in the case of a limited partnership, the certificate of limited partnership and limited partnership agreement of such limited partnership and the Organizational Documents of the general partner of such limited partnership, (d) in the case of a trust, the certificate of trust (if applicable) and the trust agreement for such trust, and (e) any documents similar or equivalent to the foregoing under the laws of the State where such entity was organized or formed.

8. No Defaults. No Default or Event of Default (as defined in the Deed of Trust) has occurred and is continuing.

9. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Operative Agreements or the Note or compliance by the Company with any of the provisions of the Operative Agreements or the Note.

10. Taxes. All tax returns required to be filed by the Company in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, income or franchises which are shown to be due and payable in such returns have been paid. The Company does not know of any proposed additional tax assessment against it, except for any taxes and assessments not yet due and payable and items being contested in accordance with Section 2.16(b) of the Deed of Trust.

11. Receipt of Proceeds. The Company has received from the Purchaser, without any right or claim of rescission, abatement, offset, counterclaim or defense, the Note proceeds. Subject to the terms of the Escrow and Servicing Agreement, there is no requirement for any future advances by the Purchaser under the Operative Agreements.

12. Use of Proceeds. The proceeds from the sale of the Note will be used for closing costs and general business purposes. None of the transactions contemplated in the Note Purchase Agreement (including without limitation thereof, the use of proceeds from the issuance of the Note ) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any “margin security” within the meaning of said Regulation U. None of the proceeds from the sale of the Note will be used to purchase any “security” within the meaning of the Securities Exchange Act of 1934, as amended.

13. Investment Company Act Status. The Company is not an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

14. Compliance with Law. The Company is not in violation of any law, ordinance, governmental rule or regulation to which it is subject nor, to the knowledge of the Company, is the Tenant in violation of any such laws, ordinances, rules or regulations relating to the Granted Property to which it is subject, including in each case without limitation, the Occupational Safety and Health Act of 1970, as amended, the Employee Retirement Income Security Act of 1974, as amended (together with any successor statute and all regulations thereunder, “ERISA”) and except as set forth in the Environmental Report (as defined in the Hazardous Material Indemnity Agreement), all Environmental Legal Requirements (defined below), in each case the violation of which would materially and adversely affect the properties, business, profits or condition (financial or otherwise) of the Company. The term “Environmental Legal Requirement” shall mean any applicable law, statute or ordinance relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, transportation, treatment, storage or management of solid or hazardous wastes or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the Granted Property or the operation, construction or modification of any thereof, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters, and any state statute providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of hazardous substances and any state nuisance statute.

15. ERISA. Neither the Company nor any ERISA Affiliate (“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of section 414 of the Code) has any “employee pension benefit plans” as such term is defined in Section 3 of ERISA. The Company is not deemed to be and does not hold “plan assets” within the meaning of the Department of Labor regulations located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. The execution and delivery of this Agreement and the issuance and sale of the Note hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

16. Solvency. Assuming that neither of the Note is accelerated or otherwise comes due prior to any scheduled payment date thereunder, the Company is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay the Company’s debts as they become due and greater than the amount that will be required to pay the Company’s probable liability on its existing debts as they become absolute and matured. Assuming that the Note is not accelerated and does not otherwise come due prior to any scheduled payment date thereunder, to the best knowledge of the Company, the Company does not intend to incur, nor does it believe that it will incur, debts beyond its ability to pay such debts as they become due. Assuming that neither of the Note is accelerated or otherwise comes due prior to any scheduled payment date thereunder, the Company will not be rendered insolvent by the execution, delivery and performance of its obligations under the Note Purchase Agreement, the Note, or the Deed of Trust. The Company does not intend to hinder, delay or defraud its creditors by or through the execution, delivery or performance of its obligations under the Note Purchase Agreement, the Note, or the Deed of Trust.

17. Private Offering. Neither the Company nor any agent on the Company’s behalf has offered or will offer the Note or any similar Security (as defined in Section 2(1) of the Securities Act of 1933, as amended) to, or has solicited or will solicit an offer to acquire the Note or any similar Security from, or has otherwise approached or will approach or negotiate in respect of the Note or any similar Security with, any person or entity other than the Purchaser and certain other institutional investors, each of whom was offered the Note at private sale for investment. Neither the Company nor any agent on the Company’s behalf has taken or will take any action that would subject the issuance or sale of the Note within the provisions of Section 5 of the Securities

Act of 1933, as amended or to the registration requirements of any Securities laws of any applicable jurisdiction.

18. The Composite Sublease. To the Company’s knowledge, the Composite Sublease is in full force and effect and has not been modified or amended. No offset has been asserted with respect to any rents or other sums payable or to become payable under the Composite Sublease to the Company as landlord under the Composite Sublease and no rents payable to the Company under the Composite Sublease have been paid more than one month in advance. The Company is not in default under the Composite Sublease and, to the Company’s knowledge, no other default has occurred and is continuing under the Composite Sublease and no other event has occurred which with the lapse of time or notice, or both, would constitute a default under the Composite Sublease. All obligations required to be performed by the landlord under the terms of the Composite Sublease as a condition to the commencement and/or payment of rent have been satisfied on or prior to the date hereof.

19. The Granted Property. To the knowledge of the Company, the Granted Property has not suffered damage or destruction which renders it inoperable or unusable and, to the Company’s knowledge under applicable zoning, use, environmental protection and other laws, ordinances, rules and regulations, the Granted Property may be used in the ordinary course of the Tenant’s business pursuant to the Composite Sublease. Without limiting the foregoing, to the knowledge of the Company, except as may be reflected on the survey and any flood certification delivered in connection with the issuance of the Note, no portion of the real property constituting a portion of the Granted Property is located in an “area of special flood hazard,” as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR § 1909.1).

20. Rent. Absent the occurrence of a condemnation or other event entitling Tenant to abate rent, the aggregate amount of the fixed rental installments payable under the Composite Sublease will, on each date for the payment thereof set forth in the Composite Sublease, be sufficient, if paid when originally scheduled to be due, to make payment of the interest and principal due on the Note on the scheduled due date immediately following such rent payment date, except for the amount due at maturity for the Note.

21. Property Taxed as Separate Tax Lot. To the knowledge of the Company, (a) the Granted Property is taxed as one or more separate and distinct tax lots and (b) no part of the Granted Property shares a tax lot with any adjoining lands and for all purposes the Granted Property may be mortgaged, conveyed and otherwise dealt with as a single, independent parcel.

22. I. Trading with the Enemy Act. Neither the issuance and sale of the Note nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, neither the Company nor any of its Affiliates (a) is or will become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engages or will engage in any dealings or transactions or be otherwise associated with any such blocked person. For purposes hereof, “Anti-Terrorism

Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, threaten to Commit or Support Terrorism).

II. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”), or (iv) a Canada Blocked Person (each OFAC Listed Person, each Canada Blocked Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to US. Economic Sanctions or Canadian Economic Sanctions Laws. As used herein, (A) the term “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing (a list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx) and (B) the term “Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates (as used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise), (C) the term “Canada Blocked Person” means (i) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended, or (ii) a person identified in or pursuant to (x) Part II.1 of the Criminal Code (Canada), as amended, or (y) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, as a person in respect of whose property or benefit a holder of Note would be prohibited from entering into or facilitating a related financial transaction, and (D) the term “Canadian Economic Sanctions Laws” means those laws, including enabling legislation, orders-in-council or other regulations administered and enforced by Canada pursuant to which economic sanctions have been imposed on any Person, including Part II.1 of the Criminal Code (Canada), as amended, the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, the Export and Import Permits Act (Canada), as amended, and the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, and including all regulations promulgated under any of the foregoing.

(b) No part of the proceeds from the sale of the Note hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions or Canadian Economic Sanctions Laws.

(c) Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions or Canadian Economic Sanctions Laws violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions or Canadian Economic Sanctions Laws violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or Canadian Economic Sanctions Laws or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity of the Company is and will continue to be in compliance with all applicable current Anti-Money Laundering Laws and U.S. Economic Sanctions or Canadian Economic Sanctions Laws.

(d) (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and any regulations promulgated thereunder (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or instrumentality, in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3) No part of the proceeds from the sale of the Note hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity of the Company is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

As used in this Paragraph 22,

(a) the term “Controlled Entity” means (i) any of the Subsidiaries of the Company and any of its Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(b) the term “Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity; and

(c) the term “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

23. Management Agreement. The Company is not a party to any Management Agreement in effect with respect to the Granted Property.

24. Permits and Approvals. To the Company’s knowledge, the prior owner or owners of the Granted Property, the Tenant or the Company have obtained, or will obtain when needed, all material permits and approvals that are required for the use and occupancy of the Granted Property under any and all applicable laws, ordinances, rules, regulations, covenants and restrictions, all of which have been, or will be when needed, duly and validly issued by the governmental authorities or persons having jurisdiction or rights with respect thereto, and which permits and approvals are, or will be when needed, in full force and effect and are, or will be when needed, not subject to appeal, any applicable period for appealing such actions having expired, except where the failure to obtain such permits and approvals could not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the Granted Property complies in all material respects with all requirements of all laws, ordinances, rules, regulations, covenants and restrictions affecting the occupancy, intended use(s) and operation thereof as set forth in the Composite Sublease.

25. Zoning. Based on the zoning reports delivered in connection with the issuance of the Note, the zoning classifications applicable to the Granted Property permit the occupancy, use and operation of the Granted Property as an office building as set forth in the

Composite Sublease. To the Company’s knowledge, the Granted Property and the occupancy, use and operation thereof are in compliance in all material respects with all applicable material requirements of state, county and municipal law (as either a “legal conforming use” or a “legal non-conforming use” as described in the zoning report delivered in connection the issuance of the Note) and all licenses, permits and approvals required for the occupancy, use and operation of the Granted Property as such an office building have been obtained and are in full force and effect.

26. The Prime Lease. To the Company’s knowledge, the Prime Lease is in full force and effect and has not been modified or amended except as disclosed to the Purchaser. To the Company’s knowledge, the Tenant is not in default under the Prime Lease and no other default has occurred and is continuing under the Prime Lease and no other event has occurred which with the lapse of time or notice, or both, would constitute a default under the Prime Lease.

27. Intentionally omitted.

28. No Condemnation. No condemnation, eminent domain or other similar proceeding has been commenced or, to the knowledge of the Company, is contemplated with respect to all or any portion of the Granted Property.

29. Not a Foreign Person. Neither the Company nor any Affiliate of the Company is a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

30. Ownership of Direct and Indirect Equity Interest in the Company. The organizational chart set forth on Exhibit E to the Note Purchase Agreement completely and accurately documents each and every owner or holder of a direct or indirect equity interest in the Company and each Person that controls (as such term is defined in the definition of Affiliate as defined in the Deed of Trust) the Company.

31. Anti-Money Laundering. None of the funds of the Company or any Affiliate of the Company that are used to consummate the transaction evidenced by the Operative Agreements are derived from or are the proceeds of any unlawful activity, with the result that the investment in the Company or any Affiliate of the Company is prohibited by law or the loan evidenced by the Operative Agreements is in violation of law or may cause any of the Granted Property to be subject to forfeiture or seizure. The Company has ascertained the identity of all Persons and entities who have provided funds to capitalize the Company and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

32. No Forfeiture. Neither the Company nor any Affiliate of the Company has committed any act or omission affording any governmental entity the right to forfeiture against the Granted Property and or any of the direct or indirect equity interest in the Company, or against any monies paid in performance of the Company or any Affiliate of the Company’s obligations under any of the Operative Agreements. Neither the Company nor the Indemnitor may commit, permit or suffer to exist any act, omission or circumstances affording such right of forfeiture. In furtherance thereof, the Company indemnifies the Purchaser and agrees to defend and hold the Purchaser harmless from and against any loss, cost, fees and expenses because of the breach of the agreements or the representations and warranties set forth in this paragraph. This indemnity will survive the expiration or termination of this Agreement.

DESCRIPTION OF SPECIAL COUNSEL’S CLOSING OPINION

The closing opinion of Chapman and Cutler LLP, Special Counsel, which is called for by Section 3.2(g) of the Note Purchase Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in form and substance to the Purchaser and shall be to the effect that:

1. The issuance, sale and delivery of the Note under the circumstances contemplated by the Note Purchase Agreement does not under existing law require the registration of the Note under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

EXHIBIT C

(to Note Purchase Agreement)

DESCRIPTION OF CLOSING OPINION OF COUNSEL
FOR THE COMPANY

The closing opinions of Dickinson Wright PLLC, as counsel for the Company, which are called for by Section 3.2(h) of the Note Purchase Agreement, shall be dated the Closing Date and addressed to the Purchaser, and shall be satisfactory in form and substance to the Purchaser and shall be to the aggregate effect that:

1. The Company is a limited liability company duly organized, legally existing and in good standing under the laws of the State of Tennessee with full power and authority to enter into and perform each of the Operative Agreements to which it is a party and to issue the Note and incur the indebtedness to be evidenced thereby;

2. Each of the Operative Agreements to which the Company is a party has been duly authorized by all necessary action on the part of the Company, has been duly executed by the Company and delivered and constitutes the legal, valid and binding contract and agreement of the Company, enforceable in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) certain remedies provided for in the Deed of Trust may be limited by applicable law (none of which limitations on remedies will, however, in the opinion of such counsel, materially interfere with the practical realization of the security provided by the Deed of Trust);

3. The Indemnity and Guaranty Agreement and the Hazardous Material Indemnity Agreement have been duly executed by Indemnitor and delivered and constitute the legal, valid and binding contracts and agreements of Indemnitor, enforceable in accordance with their terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

4. The Note has been duly authorized by all necessary action on the part of the Company and has been duly executed by the Company and delivered and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

5. No approval, consent or withholding of objection on the part of, or registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution and delivery of the Note or the Operative Agreements to which the Company is a party;

6. Intentionally omitted;

7. The issuance and sale of the Note by the Company and compliance by the Company with the Note and all of the provisions of the Operative Agreements to which it is a party

EXHIBIT D

(to Note Purchase Agreement)

will not conflict with, or result in any breach of any of the provisions of, or constitute a default under, the Organizational Documents of the Company or other instrument known to such counsel to which the Company is a party or by which the Company may be bound, or result in the imposition of any liens or encumbrances on any property of the Company other than in favor of the Purchaser;

8. To our knowledge, there are no suits or proceedings pending, or threatened against or affecting the Company which, if adversely determined, would have a material adverse effect on the financial condition or business of the Company or on the ability of the Company to perform its obligations under the Note or the Operative Agreements to which it is a party;

9. Reserved;

10. The Deed of Trust, the Assignment of Leases and Rents, the SNDA Agreement, the Leasehold Recognition Agreement and the financing statements and the acknowledgements set forth therein are in form satisfactory for recording or filing with the applicable recording or filing office, as the case may be, and conform to all requirements of the laws of the State of Tennessee for recording or filing, as applicable;

11. With respect to the Deed of Trust:

(a) The Deed of Trust must be recorded and indexed in the Haywood County Departments of Records, State of Tennessee, to create a valid and effective lien of record on, and security interest with respect to, the Granted Property that constitutes an interest in real property.

(b) Upon satisfaction of such recording and indexing requirements, the Deed of Trust will constitute a valid and effective lien of record on, and security interest with respect to, the Granted Property described in the Deed of Trust to the extent such Granted Property constitutes an interest in real property in which the Company has title or interest. Upon payment of the applicable recording fees for the Deed of Trust, the Assignment of Leases and Rents, the SNDA Agreement, the Leasehold Recognition Agreement and the financing statements, there shall have been duly paid all taxes, fees, and other public charges payable to any state or municipal agency within the State of Tennessee in connection with the recording and indexing of the Deed of Trust in the State of Tennessee.

(c) It is not necessary, prior to the stated maturity of the Note, to re-record the Deed of Trust in order to maintain notice of and to preserve the validity of the lien on and security interest in the real property collateral described therein.

(d) The Deed of Trust is effective as a security agreement under the Uniform Commercial Code-Secured Transactions in effect in the State of Tennessee (the “Tennessee UCC”) for those items of the Granted Property in which a security interest may be created under the Tennessee UCC.

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12. The Deed of Trust creates a valid current assignment of the Composite Sublease and rents thereunder and upon recording the Deed of Trust in the Haywood County Departments of Records, State of Tennessee, no further action will be necessary to effect such assignment;

13. Upon proper filing of the financing statement with the Company as debtor with the Secretary of State of the State of Tennessee and recording the Deed of Trust as a financing statement in the Haywood County Departments of Records, State of Tennessee, then such financing statements and the Deed of Trust shall have been duly filed or recorded, as applicable, in all public offices in which they are required to be so filed or recorded in order to perfect the lien and security interest granted or intended to be granted thereby to the extent a lien in the Granted Property may be perfected by filing a UCC financing statement or recording the Deed of Trust as a financing statement; and upon payment of the applicable filing and recording fees, there shall have been duly paid all taxes, fees and other public charges which are payable in connection with such execution, delivery and filing and no further filing or recording is necessary in order to fully create and perfect the liens and security interest granted, or intended to be granted, to Purchaser under the Deed of Trust in such of the Granted Property that is covered by the scope of the Tennessee UCC and in which a security interest may be perfected by such filing or recording;

14. The Composite Sublease constitutes the legal, valid and binding contract and agreement of the Company, enforceable in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

15. The opinions of Dickinson Wright PLLC shall cover such other matters relating to the sale of the Note as the Purchaser may reasonably request.

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